Exhibit 99.1

ChineseInvestors.com, Inc. Reports 41% Year-Over-Year Increase In Revenues for Fiscal Year 2018 Financial Results

Significant Growth Driven by Sales of Consumer Product and Subsidiaries ChineseHempOil.com, Inc. (US) and CBD Biotechnology Co. Ltd (China) and Development of New Cryptocurrency Business Lines

SAN GABRIEL, CA (September 4, 2018) - ChineseInvestors.com, Inc. (OTCQB: CIIX) (“CIIX” or “the Company”), the premier financial information website for Chinese-speaking investors, today provided an update on its financial results for the fiscal year 2018 and outlook for fiscal year 2019 as the Company continues its operations in two distinct business segments: financial services and consumer products.

The Company’s gross operating revenues for the fiscal year ended May 31, 2018, experienced a 41% year-over-year increase largely attributable to consumer product sales by the Company’s subsidiaries, ChineseHempOil.com Inc. and CBD Biotechnology Co., Ltd. (“CBD Biotech”).

Financial Highlights:

•	A 28,859% increase in consumer product sales by its wholly owned subsidiaries, specifically hemp oil and liquor products, up $377,719 for the fiscal year ended May 31, 2018, compared to $1,308 for the fiscal year ended May 31, 2017.
•	A 1,062% increase in other revenue generated by the Company’s ancillary cryptocurrency lines, up $206,648 for the fiscal year ended May 31, 2018, compared to $19,453 for the fiscal year ended May 31, 2017.

Operational Highlights:

•	CBD Biotech (China): Launched CBD Magic Hemp Series, the Company’s first hemp-infused skincare line, and procured a wholesale online distribution agreement for Yantai 1985, a Chinese liquor.
•	ChineseHempOil.com, Inc. (Domestic): Launched OptHemp, the Company’s first premium, domestic, private-label hemp oil line.
•	Company expanded subscription services and educational products to include cryptocurrency products:

www.newcoins168.com: In November 2017, the Company launched a free portal providing news and investment education in the Chinese language for the global Chinese community covering cryptocurrency basics, trading guidelines, market commentary and analysis regarding cryptocurrency, blockchain technology and mining, sector-related stock trends and ETFs and strategies and opportunities to capitalize on the cryptocurrency market.

Daily Cryptocurrency Chinese Video Newscast from the NYSE: In Q1 2018, the Company began working with Wall Street Multimedia (“WSM”), an independent news agency located at the NYSE, to produce a daily cryptocurrency video newscast in Chinese providing information and analysis regarding the digital currency world, including specific cryptocurrencies, such as Bitcoin and Ethereum; industry trends; price movement; blockchain technology; sector-related stocks and ETFs; etc.

Bitcoin Millionaire VIP Livestream: In April 2018, the Company launched a new paid cryptocurrency subscription service modeled after the Company’s core business providing one of the world’s first live Chinese cryptocurrency broadcasts streaming 6.5 hours/day and featuring analysts providing live trading demonstrations.

Bitcoin Trading Academy LLC: In July 2018, the Company began offering in person and on-line courses on cryptocurrency investment and trading.

“We have seen significant growth in revenue in the fiscal year ended May 31, 2018 which was largely attributed to our Company’s consumer product lines and our strategic focus on CBD hemp sales in China and within the Chinese community,” says Mr. Warren Wang, CEO of ChineseInvestors.com. “At the same time, we expanded our subscription services and educational offerings to cover the cryptocurrency market- to establish a cryptocurrency ATM network, and a domestic online coin-to-coin exchange for Chinese cryptocurrency investors. While our subscription revenues decreased slightly in FY 2018, we have been developing opportunities around new services and educational products which we have seen gain tremendous traction.”

Mr. Wang continues, “Looking forward, with our consumer products segment posting strong revenues and the regulatory climate appearing to lean in favor of legalizing hemp as an agricultural commodity, we intend to continue to expand our consumer division by dedicating more resources to marketing hemp-based CBD products both domestically and in China. At the same time, we will continue to offer our core financial subscription services with a focus on increasing subscription revenues through targeted marketing of the Company’s new cryptocurrency subscription services and educational products.”

The results of the Company’s operations for its May 31, 2018 fiscal year are set forth more fully in the Company’s annual report on Form 10-K as filed with the SEC on August 29, 2018. (https://www.sec.gov/Archives/edgar/data/1459482/000168316818002557/0001683168-18-002557-index.htm) The results featured in this release should be considered in the context of the Company’s overall annual results.

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About ChineseInvestors.com (OTCQB: CIIX)

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information visit ChineseInvestors.com

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

ChineseInvestors.com, Inc.

227 W. Valley Blvd, #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1.214.636.2548

Corporate Communications:

NetworkNewsWire (NNW)
New York, New York
www.NetworkNewsWire.com

212.418.1217 Office

Editor@NetworkNewsWire.com

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